                                                              EXHIBIT 10.04

- --------------------------------------------------------------------------------



                            ASSET PURCHASE AGREEMENT

                                  by and among

                                  SOMAR, INC.
                        (a North Carolina corporation),

                               Richard W. Virtue,

                              CRW Financial, Inc.
                            (a Delaware corporation)

                                      and

                          TeleSpectrum Worldwide Inc.
                           (a Delaware corporation).

                          Dated as of April 26, 1996,
                   as amended and restated as of May 21, 1996


- --------------------------------------------------------------------------------

Section                                                               Page
- -------                                                               ----

1.   Reference to Definitions.........................................   5
     ------------------------

2.   Purchase and Sale of the Business and Assets.....................   5
     --------------------------------------------

3.   Closing..........................................................  11
     -------

4.   Conditions to Buyer's Obligations................................  12
     ----------------------------------

5.   Conditions to the Company's and Shareholder's Obligations........  13
     ----------------------------------------------------------

6.   Representations and Warranties of the Company and the Shareholder  13
     -----------------------------------------------------------------

7.   Representations and Warranties of the Buyer......................  24
     -------------------------------------------

8.   Certain Agreements...............................................  25
     ------------------

9.   Conduct of the Business Prior to the Closing.....................  30
     --------------------------------------------

10.  Survival of Representations; Indemnification.....................  31
     --------------------------------------------

11.  Termination......................................................  34
     -----------

12.  Payment of Expenses..............................................  35
     -------------------

13.  Contents of Agreement............................................  35
     ---------------------

14.  Amendment, Parties in Interest, Assignment, Etc..................  35
     -----------------------------------------------

15.  Interpretation...................................................  36
     --------------

16.  Remedies.........................................................  36
     --------

17.  Notices..........................................................  36
     -------

18.  Governing Law....................................................  37
     -------------

19.  Consent to Jurisdiction; Service of Process, etc.; Arbitration...  37
     --------------------------------------------------------------

20.  Securities Law Matters...........................................  38
     ----------------------

21.  Demand Registration..............................................  40
     -------------------

22.  Counterparts.....................................................  44
     ------------

23.  Definitions......................................................  44
     -----------

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is made as of April 26, 1996, as amended and restated as of May 21, 1996, by and among TeleSpectrum Worldwide Inc., a Delaware corporation ("Buyer"), CRW Financial, Inc., a Delaware corporation ("CRW"), SOMAR, INC., a North Carolina corporation (the "Company"), and Richard
W. Virtue (the "Shareholder"). The parties acknowledge that Buyer may form SOMAR Sub to acquire, own and operate the Business and the Purchased Assets and that Buyer may assign its rights under the Agreement to such subsidiary although Buyer shall not thereby be relieved of its obligations and liabilities hereunder.

                                   Background
                                   ----------

     The Company is engaged in the business of providing outbound telemarketing services. The Shareholder owns approximately 39% of the issued and outstanding capital stock of the Company. The Buyer desires to purchase the Purchased Assets (as defined herein), the Company desires the Purchased Assets to be sold, and the Shareholder desires the Company to sell the Purchased Assets, all on the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, in consideration of and reliance on the respective representations, warranties and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Reference to Definitions.  For convenience, certain terms used in this
     ------------------------
Agreement are listed in alphabetical order and defined or referred to in Section 23 (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

2.   Purchase and Sale of the Business and Assets.
     --------------------------------------------

     2.1  The Purchased Assets.  The Company, subject to the terms and
          --------------------
conditions of this Agreement, shall sell, transfer, convey and deliver to the Buyer all of its right, title and interest in all of its Assets (collectively, the "Purchased Assets") which are not Excluded Assets. The Purchased Assets include, without limitation, all of the following assets:

          (a)  the Business;

          (b)  all rights in respect of the name SOMAR;

          (c)  the cash and cash equivalents of the Company, wherever located;

          (d) the Company's accounts and notes receivable and rights to payment from any party for products sold and/or services delivered prior to the Closing;

          (e) the tangible and intangible personal property of the Company, however owned, leased, or held, including, without limitation, machinery, equipment, furniture, fixtures, supplies, vehicles, inventory, supplies and computer hardware and software;

          (f) the interests of the Company under all Contracts related to the Business;

          (g)  the Permits of the Company;

          (h) the goodwill, going concern value, past and present customer and supplier lists and Intellectual Property (including the goodwill associated therewith) of the Company;

          (i)  the prepaid expenses of the Company;

          (j)  the books and records of the Company; except as excluded under
               Section 2.2.; and

          (k) real property or real property interests of the Company related to the Business.

     2.2  Excluded Assets.  Notwithstanding anything to the contrary in
          ---------------
Section 2.1, the corporate seal, Charter Documents, bylaws, minute books and other corporate records of the Company (the "Excluded Assets") shall not be included in the Purchased Assets.

     2.3  Assumed Liabilities.  At the Closing, the Buyer shall assume and
          -------------------
thereafter in due course timely pay and fully satisfy all obligations (the "Assumed Liabilities"):

          (a) incurred after the Closing under all Contracts and Permits which are conveyed to the Buyer as Purchased Assets pursuant to the terms and conditions hereof;

          (b) any and all Liabilities relating to the Business that are
(i) reflected on the Interim Balance Sheet, (ii) incurred after the Interim Balance Sheet Date in the ordinary course of business and in accordance with
Section 9.4 (but with the provisions of Section 9.4 applied as if the provisions thereof had been in effect from the close of business on the Balance Sheet Date through the Closing Date) and (iii) as set forth on the Disclosure Letter.

     2.4  Excluded Liabilities.  Except as expressly set forth in Section 2.3,
          --------------------
the Buyer shall not, by virtue of its purchase of the Purchased Assets or otherwise in connection with the Transactions, assume or become responsible for any Liabilities (the "Excluded Liabilities") of the Company; including, without limitation, (a) Liabilities for any taxes, other than for federal and state income taxes owed by the Company for periods prior to the Closing Date,
(b) Liabilities relating to the violation of any Regulation, (c) tort Liabilities, (d) Liabilities from claims arising under any Contract or Permit not assumed by the Buyer hereunder; and (e) Liabilities for claims arising under any Contract or Permit to the extent such claim is based on acts or omissions of any person which occurred prior to the Closing.

     2.5  Consent of Third Parties.  Nothing in this Agreement shall be
          ------------------------
construed as an attempt by the Company to assign to the Buyer any Contract or Permit included in the Purchased Assets which is by its terms or by Regulation nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to the Company would not by Regulation pass to the Buyer as an incident of the assignments provided for by this Agreement
(a "Non-Assignable Contract"). To the extent that any such consent or approval in respect of, or a novation of, a Non-Assignable Contract shall not have been obtained on or before the Closing Date, the Company and the Shareholder shall continue to use reasonable efforts to obtain any such consent, approval or novation after the Closing Date until such time as it shall have been obtained, and the Company shall cooperate with the Buyer in any economically feasible arrangement to provide that the Buyer shall receive the Company's benefits under such Non-Assignable Contract, provided that Buyer shall undertake to pay or satisfy the corresponding Liabilities under the terms of such Non-Assignable Contract to the extent that the Buyer would have been responsible therefor if such consent, approval or novation had been obtained.

     2.6  Post-Closing Adjustment to Purchase Price.  As soon as practicable,
          -----------------------------------------
but in any event within 90 days after the Closing, the Buyer, shall deliver a balance sheet of the Company audited by Arthur Andersen LLP, in accordance with GAAP (applied in a manner consistent with the Audited Financial Statements)
(the "Closing Date Balance Sheet") as of the end of business on the day prior to the Closing Date. If the shareholders' equity as shown on the Closing Date Balance Sheet is less than the shareholders' equity as shown on the Company Balance Sheet minus the transaction expenses associated with the Transactions (such amount is referred to as the "Net Worth Deficiency"), within ten business days after delivery of the Closing Balance Sheet to the Company, the Company shall pay the Buyer by wire transfer of immediately available funds an amount equal to the Net Worth Deficiency. Notwithstanding anything in this Section 2.6 to the contrary, if there is any Net Worth Deficiency and the Company disputes any item contained on the Closing Date Balance Sheet, the Company shall notify the Buyer in writing of each disputed item, and specify the amount thereof in dispute within thirty business days after the delivery of the Closing Date Balance Sheet. If the Buyer and the Company cannot resolve any such dispute which would eliminate or reduce the amount of the Net Worth Deficiency, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to the Buyer and the Company
(an "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between the Buyer and the Company so that the Company's share of such costs shall be in the same proportion that the aggregate amount of the disputed amounts submitted to the Independent Accounting Firm that are unsuccessfully disputed by the Company
(as finally determined by the Independent Accounting Firm) bears to the total amount of such disputed amounts so submitted to the Independent Account Firm.

     2.7  Payments.
          --------

          (a) In addition to assuming the Assumed Liabilities, the aggregate price to be paid by the Buyer to the Company (the "Purchase Price") for the purchase of the Purchased Assets shall be the sum of (i) $50,000,000, (ii) the 1996 Contingent Payment and (iii) the 1997 Contingent Payment. The Buyer shall pay $50,000,000 of the Purchase Price at the Closing by delivery of
(i) $25,000,000 by certified or bank check or by wire transfer of immediately available funds pursuant to written instructions provided by the Company to the Buyer and (ii) certificates to the Company or its designee (in such proportion as set forth on Exhibit 2.7) representing such number of shares (the "Shares") of the Buyer's common stock, no par value (the "Buyer Common Stock"), with an aggregate acquisition stock value of $25,000,000 (the "Acquisition Stock Value"). The Acquisition Stock Value has been determined based upon the Private Percentage Interest, as defined in Section 2.8. The 1996 and 1997 Contingent Payments shall be due and payable by Buyer to the Company in accordance with
Section 2.7(c).

          (b) The 1996 Contingent Payment, if any, shall be equal to 50% of the amount by which the EBIT of the SOMAR Sub for its fiscal year ending December 31, 1996 exceeds $4,300,000. The 1997 Contingent Payment, if any, shall be equal to the lesser of (i) the product of the amount by which EBIT of the SOMAR Sub (prior to any accruals for any Bonus Payment (as defined in Section 8.22)) for its fiscal year ending December 31, 1997 exceeds $17,300,000, multiplied by 5, and minus any Bonus Payment, and (ii) $45,000,000.

For purposes hereof:

     "EBIT" shall mean the Income From Operations of SOMAR Sub during the twelve month fiscal year ending December 31, 1996 or December 31, 1997
     (as applicable), as calculated in accordance with GAAP and in a manner consistent (including the basis of presentation) with the audited financial statements of the Company for the fiscal year ended December 31, 1995. For purposes of this calculation and in order to present EBIT on a consistent basis with the Company's EBIT for its fiscal year ended December 31, 1995, EBIT for 1996 and 1997 will be adjusted for any of the following items:

          (1) any expenses, charges and write-downs or any losses resulting from the sale, conversion or other disposition of capital assets, other than in the ordinary course of business, or inconsistent with the past practice;

          (2) any excess depreciation from assets as a result of the write-up of any such asset's basis;

          (3) any amortization of goodwill or other intangibles from the write-up of such items;

          (4) any management fees or allocations of overhead costs attributable to the Buyer except for such fees or allocations attributable to those administrative or other functions previously performed by the Company to the extent that such fees or allocations do not exceed the cost which the Company would incur in performing such services; and

          (5) any changes in accounting policies, principals or new pronouncements.

     "SOMAR Sub" shall mean the subsidiary or other distinct operating unit of Buyer that operates the Business and the Purchased Assets following the Closing.

          (c) As part of its annual audit, Buyer shall engage Arthur Andersen LLP to calculate the EBIT of SOMAR Sub as soon as reasonably practical after each of December 31, 1996 and December 31, 1997, and deliver to the Company and the Buyer a statement (each an "EBIT Statement"), as soon as reasonably practical after each of December 31, 1996 and December 31, 1997, but in no case more than 90 days thereafter, indicating its calculation of EBIT for the applicable preceding fiscal year. If the Company or the Buyer disputes any item contained on an EBIT Statement, such person shall notify the other in writing of each disputed item (collectively, the "Disputed Amounts") and specify the amount thereof in dispute within twenty business days after the delivery of the applicable EBIT Statement. If the Company and the Buyer cannot resolve any such dispute within ten days thereafter, then such dispute shall be resolved by an Independent Accounting Firm. The determination of the Independent Accounting Firm shall be made as promptly as practical and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between the Company and the Buyer so that the Company's share of such costs shall bear the same proportion to the total costs as the total of Disputed Amounts unsuccessfully contested by the Company (as finally determined by the Independent Accounting Firm) bears to the total of the Disputed Amounts so submitted to the Independent Accounting Firm. With respect to the 1996 Contingent Payment, if any, within 10 business days after the final determination of EBIT in accordance with this Section 2.7, the Buyer shall deliver to the Company an amount equal to the 1996 Contingent Payment by certified or bank check or by wire transfer of immediately available funds pursuant to written instructions provided by the Company to the Buyer. With respect to the 1997 Contingent Payment, if any, within 10 business days after the final determination of EBIT in accordance with this Section 2.7, the Buyer shall deliver certificates to the Company or its designees representing such number of shares of Buyer Common Stock (the "Contingent Shares") with an aggregate Fair Market Value in an amount equal to the 1997 Contingent Payment. For purposes hereof, Fair Market Value shall be equal to average closing price of the Buyer Common Stock for the ten trading days prior to the date of the EBIT Statement as reported in The Wall Street Journal.
                         -----------------------

     2.8  Percentage Interests.
          --------------------

          (a)  Private Percentage.  Subject to adjustment pursuant to
               ------------------
Section 2.8(b), after specifically giving effect to the acquisition by the Buyer of those organizations listed on Exhibit 2.8 hereto (the "Initial Targets") and the consummation of all of the transactions and corporate reorganizations incident to such acquisitions (collectively, the "Acquisition Transactions"), but prior to the offering of Buyer Common Stock pursuant to the Registration Statement (the "Initial Public Offering"), the aggregate number of Shares issuable in the full amount of the Acquisition Stock Value shall represent 17.09% (the "Somar Private Percentage") of the aggregate Buyer Common Stock that will be outstanding immediately after the issuance of the Shares. The Somar Private Percentage is equal to the percentage obtained from the division of
(i) the Acquisition Stock Value by (ii) the "Acquisition Base." The Acquisition Base means the sum of (x) the Purchase Price (exclusive of the 1996 and 1997 Contingent Payments), (y) the aggregate purchase price (exclusive of any contingent payments) which Buyer has agreed to pay the other Initial Targets (other than the Company) at the closings of the acquisitions of the other Initial Targets and (z) $5,000,000. The Somar Private Percentage has been calculated on a basis consistent with the Private Percentages, each of which is set forth opposite the name of each Initial Target on Exhibit 2.8.

          (b)  Adjustment to Percentages.  The Somar Private Percentage shall be
               -------------------------
     subject to proportionate adjustments based upon the occurrence of any of the following events:

                        (i) the failure of Buyer for any reason to consummate the acquisition of any Initial Target prior to the consummation of the Initial Public Offering; and

                        (ii) the issuance of any securities in connection with the obtaining of financing, the proceeds of which are used to acquire any Initial Target and/or any Additional Target (whether prior to or in connection with the consummation of the Initial Public Offering).

     With respect to any adjustment pursuant to Section 2.8(b)(i), the Somar Private Percentage shall be adjusted by subtracting from the Acquisition Base the purchase price (exclusive of any contingent payments) which would have been payable by the Buyer at the closing of any Initial Target had such Initial Target been acquired by Buyer. No adjustment to the Somar Private Percentage shall be made pursuant to Section 2.8(b)(ii) unless the Private Percentages and the percentage of the outstanding Buyer Common Stock owned by CRW are likewise reduced on a proportionate basis.

     2.9  Allocation of the Purchase Price.  The Buyer and the Company shall
          --------------------------------
mutually agree on the allocation of the Purchase Price among the Purchased Assets; provided, that in no case shall more than $100,000 be allocated to any noncompetition agreements or provisions. The Company and the Buyer shall prepare their respective Federal, state and local tax returns employing the allocation as mutually agreed pursuant to Section 2.7 and shall not take a position in any tax proceeding or otherwise that is inconsistent with such allocation. The Company and the Buyer shall give prompt notice to each other of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority or agency which challenges such allocation.

3.   Closing.
     -------

     3.1  Location; Date.  The closing of the Transactions (the "Closing") shall
          --------------
take place at the offices of the Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103 on or before October 31, 1996 (the "Termination Date") or such earlier date upon the satisfaction of (or waiver by the party entitled to the benefit of) the conditions set forth in Sections 4 and 5, or at such other place, date and time as the parties may agree in writing.

     3.2  Closing Deliveries.  In connection with the completion of the
          ------------------
Transactions contemplated in Section 2, at the Closing

          (a)  the Buyer shall deliver or cause to be delivered:

               (i) the cash portion of the Purchase Price which is required to be delivered to the Company at the Closing;

               (ii) the certificates representing the Shares, registered in the name of the Company or its designees;

               (iii) executed copies of the Employment Agreements, the Consulting Agreement and the Pledge Agreement; and

               (iv) such other agreements, documents and instruments contemplated by this Agreement and such other items as may be reasonably requested

          (b)  the Company shall deliver or cause to be delivered:

               (i) payment instructions regarding the cash portion of the Purchase Price which is required to be delivered to the Company at the Closing;

               (ii) bills of sale and assignment and assumption agreements transferring all of the Company's right, title and interest in and to the Purchased Assets in form and substance satisfactory to the Buyer; and

               (iv) such other agreements, documents and instruments contemplated by this Agreement and such other items as may be reasonably requested.

               (v) executed copies of the Employment Agreements for each of Greg Alcorn, William B. Edge, Kenneth Wiles, Jim Carroll, Bennie Callahan, Jody Novacek and one additional unnamed account executive, the terms of which, with the exception of Messrs. Alcorn, Carroll, Edge and Wiles, shall be determined in the sole discretion of the Company.

          (c) the Shareholder shall deliver an executed copy of the Consulting and Pledge Agreements.

4.   Conditions to Buyer's Obligations.
     ----------------------------------

          The obligations of Buyer to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Buyer:

     4.1  No Court Order or Litigation.  No Court Order or Litigation shall be
          ----------------------------
pending or threatened that prevents or that seeks to restrain the consummation, or challenges the validity or legality, of the Transactions or that would limit or affect adversely Buyer's acquisition of the Purchased Assets.

     4.2  Representations, Warranties and Agreements.  (a)  The representations
          ------------------------------------------
and warranties of the Company and the Shareholder set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made at such time and (b) the Company and the Shareholder shall have each performed or tendered performance in all material respects of all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing. The Company and the Shareholder shall have delivered to the Buyer a certificate signed by the President of the Company and the Shareholder, in form and substance reasonably satisfactory to counsel to the Buyer, that the Company and the Shareholder have performed all covenants and agreements to be performed by them under this Agreement and as regarding the accuracy of its representations and warranties contained herein as of the Closing Date.

     4.3  Legal Opinion.  The Company and the Shareholder shall have tendered a
          -------------
legal opinion of Smith Helms Mulliss & Moore, L.L.P. counsel to the Company and the Shareholder, that is reasonably acceptable to counsel to the Buyer;

     4.4  Regulatory Approvals.  All Permits, if any, necessary for the
          --------------------
consummation of Buyer's acquisition of the Purchased Assets shall have been obtained and shall be in full force and effect.

     4.5  Board Approval.  The Transactions shall have been approved by the
          --------------
Buyer's board of directors.

     4.6  Financing.  The Underwriting Agreement is executed respecting the
          ---------
offering of securities pursuant to the Registration Statement.

     4.7  Required Tender.  The Shareholder and the Company shall have tendered
          ---------------
or caused the tender of the items set forth in Section 3.2.

5.   Conditions to the Company's and Shareholder's Obligations.
     ---------------------------------------------------------

     The obligations of the Company and the Shareholder to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by such parties:

     5.1  No Injunction.  No Court Order or Litigation shall be pending or
          -------------
threatened that prevents or that seeks to restrain the consummation, or challenges the validity or legality, of Transactions.

     5.2  Representations, Warranties and Agreements.  The representations and
          ------------------------------------------
warranties of the Buyer set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time and the Buyer shall have performed or tendered performance in all material respects of all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing. The Buyer shall have delivered a certificate signed by the President of the Buyer, in form and substance reasonably satisfactory to counsel to the Company, that the Buyer has performed all covenants and agreements to be performed by it under this Agreement and as regarding the accuracy of its representations and warranties contained herein as of the Closing Date.

     5.3  Legal Opinion.  The Buyer shall have tendered a legal opinion of
          -------------
Morgan, Lewis & Bockius LLP, counsel to the Buyer, that is reasonably acceptable to counsel to the Company.

     5.4  Regulatory Approvals.  All Permits, if any, necessary for the
          --------------------
consummation of Buyer's acquisition of the Purchased Assets shall have been obtained and shall be in full force and effect.

     5.5  Required Tender.  The Buyer shall have tendered or caused the tender
          ---------------
of the items set forth in Section 3.2(a).

     5.6  Financing.  The Underwriting Agreement is executed with respect to the
          ---------
offering of securities pursuant to the Registration Statement, and the offering of the securities described in the Registration Statement shall have been completed.

     5.7  Shareholder Approval.  The shareholders of the Company shall have
          --------------------
approved the Transactions.

6.   Representations and Warranties of the Company and the Shareholder.
     -----------------------------------------------------------------
The Company and the Shareholder hereby jointly and severally represent and warrant to the Buyer that, except as set forth in a letter dated the date of this Agreement, executed by the Company and the Shareholder, addressed and delivered to the Buyer by the Company and the Shareholder within 14 days after the date hereof and containing information required by this Agreement and exceptions to the representations and warranties of the Company and the Shareholder under this Agreement (the "Disclosure Letter"):

     6.1  Corporate Status.  The Company is a corporation duly organized,
          ----------------
validly existing and in good standing under the laws of the State of North Carolina and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect.

     6.2  Authorization.  The Company has the requisite power and authority to
          -------------
own its property and carry on its Business as currently conducted, and to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by the Company have been duly authorized by all necessary corporate action. The Shareholder has the requisite power, capacity, legal right and authority to execute and deliver the Transaction Documents to which he is a party and to perform the Transactions to be performed by him thereunder. Each Transaction Document executed and delivered by the Company has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms. Each Transaction Document to be executed and delivered by the Shareholder will be duly executed and delivered by him and will constitute a valid and binding obligation of him, enforceable against him in accordance with its terms.

     6.3  Consents and Approvals.  Except for the consents specified in the
          ----------------------
Disclosure Letter (the "Required Consents"), neither the execution or delivery by the Company or the Shareholder of the Transaction Documents to which it or he is a party, nor the performance of the Transactions to be performed by it or him thereunder, will require any material filing, consent or approval, constitute a material Default or cause any material payment obligation to arise under (a) any Regulation or Court Order to which the Company or Shareholder is subject,
(b) the Charter Documents or bylaws of the Company or (c) any Contract, Government Permit or other document to which the Company is a party or by which its Business or Assets may be subject, which Default would have a Material Adverse Effect on the Company.

     6.4  Stock Ownership.  The capital stock of the Company is owned by such
          ---------------
persons in such amounts as are set forth on Exhibit 2.7.

     6.5  Financial Statements.  The Disclosure Letter includes correct and
          --------------------
complete copies of the Company's audited financial statements consisting of a balance sheet of the Company as of December 31, 1993, 1994 and 1995 and the related statements of income, and cash flows for the years then ended (collectively, the "Audited Financial Statements"), each of which were (or by the date of the Disclosure Letter will be) audited by the firm of Arthur Andersen LLP. The Disclosure Letter also includes correct and complete copies of the Company's unaudited financial statements consisting of a balance sheet of the Company as of March 31, 1996 and the related statements of income and cash flow for the 3 month period then ended (the "Unaudited Financial Statements," and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements of the Company are in all material respects consistent with the books and records of the Company, and there are no material transactions required by GAAP, applied on a consistent basis, to be recorded in accounting records that have not been recorded in the accounting records underlying such Financial Statements. The Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position and assets and liabilities of the Company as of the dates thereof and its cash flows and the results of its operations for the years and periods then ended, subject to normal recurring year-end adjustments and the absence of notes in the case of the Unaudited Financial Statements. The balance sheet of the Company as of December 31, 1995 that is included in the Financial Statements is referred to herein as the "Company Balance Sheet" and the dates thereof is referred to as the "Balance Sheet Date." The balance sheet of the Company as of March 31, 1996 that is included in the Financial Statements are referred to herein as the "Interim Balance Sheet" and the dates thereof is referred to as the "Interim Balance Sheet Date."

     6.6  Title to Assets and Related Matters.  The Company has good and
          -----------------------------------
marketable title to, valid leasehold interests in or valid licenses to use, all of the Purchased Assets, free from any material Encumbrances. The use of the Purchased Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All Purchased Assets are in the possession or under the control of the Company and consist of all of the Assets (other than the Excluded Assets) employed by the Company in connection with the Business as it is now being operated. All of the tangible personal property included in the Assets are in all material respects (a) in good working condition and reasonable repair, subject to normal wear and tear, (b) usable in the ordinary course of business and (c) in conformity with all applicable Regulations relating to its construction, use and operation. Except for those items subject to the Personal Property Leases, no Person other than the Company owns any vehicles, equipment or other tangible assets located on the Real Property that are used by the Company in the Business (other than immaterial items of personal property owned by the employees of the Company) or that are necessary for the operation of the Business.

     6.7  Real Property.  The Disclosure Letter describes all real estate used
          -------------
in the operation of the Business as well as any other real estate that is in the possession of or leased by the Company and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), identifies which Real Property is owned and which is leased, and lists any leases under which any such Real Property is possessed by the Company or leased by the Company to others (the "Real Estate Leases"). To the knowledge of the Company and the Shareholder, all of the buildings and structures included in the Real Property are structurally sound in all material respects, and are generally adequate for the present use of the Real Property by the Company in conducting its Business. The Company has received no written notices and have no reason to believe, that any governmental body having jurisdiction over any Real Property intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property. The Company has not received any written notices from any governmental body, and has no reason to believe, that any of the Real Property or any improvements erected or situate thereon, or the uses conducted thereon or therein, violate any Regulations of any governmental body having jurisdiction over such Real Property. The Company has not received any notice from the holder of any mortgage, from any insurance company which has issued a policy with respect to any of the Real Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in any of the Real Property or suggesting or requesting the performance of any repairs, alterations or other work to any of the Real Property.

     6.8  Certain Personal Property.  The Company has delivered to the Buyer a
          -------------------------
complete fixed asset schedule, describing and specifying the location of all material items of tangible personal property that are included in the Company Balance Sheet. Since the Balance Sheet Date, the Company has not (i) acquired any items of tangible personal property that has, in any case, a carrying value in excess of $25,000, or an aggregate carrying value in excess of $50,000 or
(ii) disposed of any items of tangible personal property (other than inventory) that have, in any case, an initial carrying value in excess of $25,000, or an initial aggregate carrying value in excess of $50,000.

     6.9  Personal Property Leases.  The Disclosure Letter lists all material
          ------------------------
assets and property (other than Real Property) that have been used by the Company in the operation of the Business and that are possessed by the Company under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $5,000 (each, an "Immaterial Lease"). The Disclosure Letter also lists the leases under which such assets and property listed on the Disclosure Letter are possessed. All of such leases (excluding "Immaterial Leases") are referred to herein as the "Personal Property Leases."

     6.10 Accounts Receivable.  The accounts receivable of the Company are bona
          -------------------
fide accounts receivable created in the ordinary course of business. The Company has no reason to believe that such accounts receivable are not good and collectible at the aggregate recorded amounts thereof (in each case, net of the reserves for such items included in the Interim Balance Sheet). The Disclosure Letter includes a correct and complete accounts and notes receivable aging of the Company as of the Interim Balance Sheet Date reflecting the aggregate dollar amount of all accounts and notes receivable due the Company which have been outstanding for: 30 days or less; more than 30 but less than 61 days; more than 60 but less than 91 days; and more than 90 days.

     6.11 Accounts Payable.  All accounts payable as set forth on the Interim
          ----------------
Balance Sheet or arising since the date thereof have been incurred in the ordinary course of business of the Company.

     6.12 Liabilities.  The Company does not have any material Liabilities, and
          -----------
none of the Purchased Assets are subject to any material Liabilities, except
(a) as specifically disclosed on the Interim Balance Sheet, (b) Liabilities incurred in the ordinary course since the Interim Balance Sheet Date, and
(c) Liabilities under any Contracts specifically disclosed on the Disclosure Letter (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the Interim Balance Sheet.

     6.13 Taxes.  The Company has duly filed all material Federal, state,
          -----
local, foreign and other material tax returns that are required to be filed and that were due prior to the Closing Date, and have paid all taxes and assessments shown as being due pursuant to such returns or pursuant to any assessment received. To the knowledge of the Company and the Shareholder, all taxes and other assessments and levies that the Company has been required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by the Company for such payment. To the knowledge of the Company and the Shareholder, there are no material proceedings or other actions, nor is there any basis for any material proceedings or other actions, for the assessment or collection of additional taxes of any material kind for any period which remain open under the applicable statute of limitations for examination of Federal income tax under the Code for which returns have or should have been filed.

     6.14 Subsidiaries.  The Company does not own, directly or indirectly, any
          ------------
interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or other legal entity.

     6.15 Legal Proceedings and Compliance with Law.
          -----------------------------------------

          (a) There is no material Litigation that is pending or, to the knowledge of the Company or the Shareholder, threatened against or related to the Company. There has been no Default under any Regulation applicable to the Company, the Assets or the Business, including any Regulation relating to pollution or protection of the environment, except for any Defaults that have been cured without material cost or that would not have a Material Adverse Effect, and the Company has not received any notice from any governmental entity regarding any alleged Default under any Regulation except those that have been cured without material cost or that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to the Company.

          (b) Without limiting the generality of Section 6.15(a), there has not been any Environmental Condition (i) at any premises at which the Business of the Company (or any predecessor of the Company) is currently conducted, (ii) at any property owned, leased or operated at any time by the Company (or any predecessor of the Company) or any Person controlled by any Affiliate of the Company, or (iii) at any property at which wastes have been deposited or disposed by or at the behest or direction of the Company (or any predecessor of the Company) or any Person controlled by any Affiliate of the Company, nor has the Company received written notice of any such Environmental Condition. "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, whether created by the Company (or any predecessor of the Company) or any third party, at or relating to any such property or premises that would (i) require abatement or correction under an Environmental Law, (ii) give rise to any civil or criminal liability under an Environmental Law, or (iii) create a public or private nuisance. "Environmental Law" means all Regulations and Court Orders relating to pollution or protection of the environment as well as any principles of common law under which a Person may be held liable for the release or discharge of any materials into the environment.

          (c) The Company has delivered to the Buyer correct and complete copies of any written reports, studies or assessments in the possession or control of the Company or the Shareholder that relate to any Environmental Condition. Neither the Company nor the Shareholder knows of any other written reports, studies or assessments, whether or not in the possession or control of the Company or the Shareholder, that relate to any Environmental Condition.

          (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) the Company has obtained and is in full compliance with all Permits, all of which are listed on the Disclosure Letter along with their respective expiration dates, that are required for the ownership of the Assets or operation of the Business and Assets as currently operated by the Company,
(ii) all of the Permits are currently valid and in full force and (iii) the Company has filed such timely and complete renewal applications as may be required with respect to its Permits. To the knowledge of the Company and the Shareholder, no revocation, cancellation or withdrawal of a Permit has been threatened.

     6.16 Contracts.
          ---------

          (a) The Disclosure Letter lists each material Contract of the following types to which the Company is a party or by which it is bound:

               (i) Contracts with any present or former stockholder, director, officer, employee, partner or consultant or with any Affiliate of the Shareholder;

               (ii) Contracts for the purchase of, or payment for, supplies or products, or for the performance of services, from or by a third party, in excess of $25,000 with respect to any one supplier or other party;

               (iii) Contracts to sell or supply products, inventory or other property to, or to perform services for, a third party, that involve an amount in excess of $25,000 with respect to any one customer or other party;

               (iv) Contracts to sell any product or provide any service to a governmental or regulatory body;

               (v) Contracts limiting or restraining it from engaging or competing in any lines or business with any Person;

               (vi) Contracts with any customer providing for a volume refund, retrospective price adjustment or price guarantee;

               (vii) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $25,000 in any individual case (other than Real Property Leases and Personal Property Leases identified on the Disclosure Letter);

               (viii) Any material notes, debenture, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners or stockholders or with Affiliates of the Shareholder or any members of his immediate family), or agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

               (ix) Contracts creating or recognizing any material Encumbrances with respect to any Assets;

               (x) Contracts with distributors, manufacturers sales representatives or other sales agents;

               (xi) Contracts which relate in whole or in part to any software, technical assistance or other know-how or other Intellectual Property right;

               (xii) Contracts for any capital expenditure or leasehold improvement in excess of $25,000; and

               (xiii) Any other Contracts (other than those that may be terminated on not more than 30 days' notice without Liability and those described in any of (i) through (xii) above) not made in the ordinary course of business of the Company or which are material to the Business or the assets.

          (b) The Company is not in Default under any material Contract. To the knowledge of the Company and the Shareholder, the Company has not received any written communication from, or given any written communication to, any other party indicating that the Company or such other party, as the case may be, is in Default under any material Contract. To the knowledge of the Company and the Shareholder, none of the other parties to any such Contract to which the Company is a party is in Default thereunder.

     6.17 Insurance.  The Disclosure Letter lists all policies or binders of
          ---------
insurance held by or on behalf of the Company or relating to the Business or any of the Assets used in the Business, specifying with respect to each policy the insurer, the type of insurance, the amount of the coverage, insured, the expiration date, the policy number and any pending claims thereunder. There is no material Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the Company, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

     6.18 Intellectual Property and Software Products.  The Company neither
          -------------------------------------------
currently uses nor has it previously used in the operation of its Business (including in the development or marketing of products and services) any Copyright, Patent or Trademark except for those listed on the Disclosure Letter. Except as listed in the Disclosure Letter, the Company owns or has the lawful right to use all Intellectual Property that is used or has been used in the operation of its Business. All of the Intellectual Property listed in the Disclosure Letter is owned by the Company free and clear of any Encumbrances, or is used pursuant to an agreement that is described in the Disclosure Letter. The Company does not infringe upon or unlawfully or wrongfully use any Intellectual Property rights owned or claimed by another Person. The Company is not in Default, nor has it received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. No current or former employee of the Company and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

     6.19 Employee Relations.
          ------------------

          (a)  Except as described in the Disclosure Letter, the Company is not
(a) a party to or otherwise bound by any collective bargaining or other type of union agreement, (b) a party to, involved in or, to the knowledge of the Company or the Shareholder, threatened by, any labor dispute or unfair labor practice charge, or (c) currently negotiating any collective bargaining agreement, and the Company has not experienced any work stoppage during the last three years. The Disclosure Letter sets forth the names and current annual salary rates or current hourly wages of all present employees of the Company with salary or wages above $35,000 per year.

          (b) The Company is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. To the knowledge of the Company and the Shareholder, there are no material outstanding claims against the Company (whether under Regulation, Contract, policy, or otherwise) asserted by or on behalf of any present or former employee or job applicant of the Company on account of or for (i) overtime pay, other than overtime pay for work done in the current payroll period, (ii) wages or salary for any period other than the current payroll period, (iii) any amount of vacation pay or pay in lieu of vacation time off, other than vacation time off or pay in lieu thereof earned in or in respect of the current fiscal year,
(iv) any amount of severance pay or similar benefits, (v) unemployment insurance benefits, (vi) workers' compensation or disability benefits, (vii) any violation of any statute, ordinance, order, rule or regulation relating to plant closings, employment terminations or layoffs, including but not limited to The Workers Adjustment and Retraining Act, (viii) any violation of any statute, ordinance, order, rule or regulations relating to employee "whistleblower" or "right-to-know" rights and protection, (ix) any violation of any statute, ordinance, order, rule or regulations relating to the employment obligations of federal contractors or subcontractors or (x) any violation of any Regulation relating to minimum wages or maximum hours of work, and neither the Company nor the Shareholder is aware of any such claims which have not been asserted. No Person (including any governmental body) has asserted or threatened any claims against the Company under or arising out of any Regulation relating to discrimination or occupational safety in employment or employment practices.

     6.20 ERISA.
          -----

          (a) The Disclosure Letter contains a complete list of all Benefit Plans sponsored or maintained by the Company or under which the Company may be obligated. The Company has delivered to the Buyer, to the extent applicable,
(i) accurate and complete copies of all Benefit Plan documents and all other material documents relating thereto, including all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all Benefit Plans (for which annual reports are required) prepared within the last three years. Each Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in the Disclosure Letter.

          (b) All Benefit Plans conform (and for the past six years have conformed) to, and are being administered and operated (and for the past six years have been administered and operated) in material compliance with, the requirements of ERISA, the Code and all applicable Regulations. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Benefit Plans have been timely filed or delivered or an extension for the delayed filing has been obtained from the Internal Revenue Service or the Department of Labor. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject the Company to any penalty or tax imposed under the Code or ERISA.

          (c) Any Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified (or an application for) is still pending determination has been timely filed with the Internal Revenue Service, and such determination remains in effect and has not been revoked. Copies of the most recent IRS determination letters, if any, applicable to the Benefit Plans have been delivered to the Buyer. To the knowledge of the Company, nothing has occurred since the date of any such determination (if received) that would affect materially adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Benefit Plan.

          (d) The Company does not sponsor or contribute to a defined benefit plan subject to Title IV of ERISA, nor does it have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). The Company does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans. For purposes of this
Section 6.20(d), the term "Company" shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the
Code) with the Company, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company and any other entity required to be aggregated with the Company pursuant to the regulations issued under Section 414(o) of the Code.

          (e) There are no pending or, to the knowledge of the Company threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of either Company or any of its officers, directors or employees under ERISA or any applicable Regulation, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there, to the knowledge of the Company, any basis for any such claim. To the knowledge of the Company, the Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

          (f) The Company has made all required contributions under its Benefit Plans on a timely basis, or such contributions are properly accrued on the Company's Financial Statements.

          (g) With respect to any Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan"),
(i) each Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act, and (iv) all Welfare Plans may be amended or terminated by the Company at any time on or after the Closing Date.

     6.21 Absence of Certain Changes.  Except as contemplated by this Agreement,
          --------------------------
since the Balance Sheet Date, except as mutually agreed, the Company has conducted its Business in the ordinary course and there has not been with respect to the Company:

          (a) any material adverse change in its Business, Assets or Liabilities;

          (b)  any change or amendment in its Charter Documents;

          (c) any distribution or payment declared or made in respect of its capital stock by way of dividend, purchase or redemption of shares or otherwise;

          (d) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

          (e) any sale, assignment or transfer of any material Assets, or any additions to or transactions involving any material Assets, other than those made in the ordinary course of business;

          (f) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held;

          (g)  any payment to any Affiliate of the Company;

          (h) any change in the accounting policies followed by the Company or the method of applying such principles; or

          (i) any capital expenditure commitment involving in any individual case, or series of related cases, more than (i) $25,000 or (ii) an amount that would cause the sum of all such capital expenditure commitments to exceed $50,000.

     6.22 Customers.  The Company has used its reasonable business efforts to
          ---------
maintain and currently maintains, good working relationships with all of its customers. The Disclosure Letter contains a list of the names of each of the five customers that, for the year ended December 31, 1995, were the largest dollar volume customers of products and services sold and provided by the Company. None of such customers has given the Company notice terminating, cancelling or threatening to terminate or cancel any Contract or relationship with the Company.

     6.23 Finder's Fees.  Except for Robinson Humphrey Company, Inc., whose fee
          -------------
will be paid by the Company, no Person retained by the Company or the Shareholder is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

     6.24 Purchase for Investment.  The Company or its designees are acquiring
          -----------------------
the Shares for investment purposes only and neither is acquiring them with an intent to distribute or resell them in violation of applicable Federal or state securities laws, except as such Shares may be distributed to the shareholders of the Company listed on Exhibit 2.7.

     6.25 Additional Information.  The Disclosure Letter accurately lists the
          ----------------------
following:

          (a)  the names of all officers and directors of the Company;

          (b) the names and addresses of every bank or other financial institution in which the Company maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of the Persons having signing authority or other access thereto;

          (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

          (d) the names of all Persons holding powers of attorney from the Company and a summary statement of the terms thereof; and

          (e) all names under which the Company has conducted any Business or which it has otherwise used at any time during the past five years.

     6.26 Transactions with Affiliates.  Except as set forth in the Disclosure
          ----------------------------
Letter, no affiliate of any shareholder or any member of his immediate family, owns or has a controlling ownership interest in any corporation or other entity that is a party to any Contract with respect to the Assets or Business.

     6.27 Full Disclosure.  There are and will be no materially misleading
          ---------------
misstatements in any of the representations and warranties made by the Company or the Shareholder in this Agreement, the Disclosure Letter, the Exhibits to this Agreement, any other Transaction Document or in any of the documents, certificates and instruments delivered or to be delivered by the Company or the Shareholder pursuant to this Agreement and the Company and the Shareholder has not omitted to state any fact necessary to make statements made herein or therein not materially misleading.

7.   Representations and Warranties of the Buyer.  The Buyer hereby represents
     -------------------------------------------
and warrants to the Company and the Shareholder as follows:

     7.1  Corporate.  The Buyer is a corporation duly organized, validly
          ---------
existing and in good standing under the laws of the State of Delaware. The Buyer has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it thereunder, and such execution, delivery and performance by it have been duly authorized by all necessary corporate action.

     7.2  Enforceability.  The Transaction Documents to which the Buyer is a
          --------------
party constitute valid and binding obligations of the Buyer, enforceable against it in accordance with their terms.

     7.3  Consents and Approvals.  Neither the execution and delivery by the
          ----------------------
Buyer of the Transaction Documents to which it is a party, nor the performance of the Transactions to be performed by it thereunder, will require any filing, consent or approval or constitute a Default under (a) any Regulation or Court Order to which it is subject, (b) its Charter Documents or bylaws or (c) any Contract, Permit or other document to which it is a party or by which its properties or other assets may be subject. Buyer has or will have by the Closing obtained all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement and the Transaction by the Buyer.

     7.4  Stock Ownership; Valuation.  The total authorized capital stock of the
          --------------------------
Buyer consists of 200,000,000 shares of Buyer Common Stock (of which 8,510,000 shares are issued and outstanding) and 5,000,000 shares of preferred stock, par value $.01 per share (of which no shares are outstanding). All of the shares are duly and validly authorized and issued, fully paid and non-assessable. Upon completion of the Transactions at the Closing, the Company shall receive valid title to all of the Shares, free and clear of all Encumbrances (other than restrictions imposed generally by applicable securities laws), fully paid and nonassessable.

     7.5  Finder's Fees.  No Person retained by the Buyer is or will be entitled
          -------------
to any commission or finder's or similar fee in connection with the Transactions, except for Legg Mason Wood Walker, Inc., which fee shall be paid by Buyer.

     7.6  Full Disclosure.  There are and will be no materially misleading
          ---------------
misstatements in any of the representations and warranties made by the Buyer in this Agreement, the Exhibits to this Agreement or in any of the documents, certificates and instruments delivered or to be delivered by the Buyer pursuant to this Agreement and the Buyer has not omitted to state any fact necessary to make statements made herein or therein not materially misleading. There is no action, claim, suit or proceeding pending, or to the Buyer's knowledge threatened, by or against or affecting the Buyer in connection with or relating to the Transactions or any action to be taken in connection herewith or therewith or the consummation thereof.

8.   Certain Agreements.
     ------------------

     8.1  Access.  Between the date of this Agreement and the Closing Date, the
          ------
Company and the Buyer shall (a) each give the other and its authorized representatives and legal counsel reasonable access to all properties, books, Contracts, Assets and records of the other, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to business and to discuss with the other and its authorized representatives and legal counsel its affairs, all as each party may from time to time reasonably request.

     8.2  Regulatory Matters.  The Company and the Buyer shall (a) file with
          ------------------
applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the transactions and
(b) cooperate with each other as they may reasonably request in connection with the foregoing.

     8.3  Exclusivity.  From the date hereof until the earlier of the Closing or
          -----------
the termination of this Agreement, neither the Company nor the Shareholder or any of their respective agents shall, directly or indirectly, solicit or negotiate or enter into any agreement with any other Person, or provide any nonpublic information to any other Person, with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, the Company, except for the acquisition of the Purchased Assets by Buyer.

     8.4  Update Disclosure Letter.  Between the date hereof and the Closing
          ------------------------
Date, the Company and the Shareholder shall promptly disclose to Buyer in writing any information set forth in the Disclosure Letter which is no longer applicable and any information of the nature of that set forth in the Disclosure Letter which arises after the date hereof and which would have been required to be included in the Disclosure Letter if such information had been obtained on the date of delivery thereof.

     8.5  Best Efforts.  Each party shall use their best efforts to cause all
          ------------
conditions to the performance of the parties hereto that are within its control to be satisfied and the Transactions consummated within 90 days after the date of this Agreement.

     8.6  Financial Information.  Until the Closing, the Company shall provide
          ---------------------
the Buyer, within 15 days after the end of each month, with an unaudited consolidated balance sheet and income statement of the Company as of and for the month then ended, prepared on the same basis as the Interim Financial Statements, and certified as such by the chief financial officer of the Company.

     8.7  Restrictive Covenants.
          ---------------------

          (a) The Shareholder covenants that for the period ending four years after the Closing Date, he will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged directly or indirectly in competition with the business conducted by the Buyer at any time during such period within any portion of the United States in the direct marketing business which includes inbound and outbound telemarketing, fulfillment, direct mail, customer retention and market research (the "Restricted Business"). It is recognized by the Buyer and the Shareholder that the Restricted Business is and is expected to continue to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in Section 8.7(b)) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by the Shareholder as a passive investment of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

          (b) The Shareholder further covenants that for the period ending four years after the Closing Date, he will not, either directly or indirectly,
(i) call on or solicit any Person who or which within the past two years has been a customer with respect to the Restricted Business with respect to the activities prohibited by Section 8.7(a) or (ii) solicit the employment of any person who is employed by the Buyer during such period on a full or part-time basis.

          (c) The Shareholder recognizes and acknowledges that by reason of his ownership of and employment by the Company he has had access to Confidential Information relating to the Restricted Business. The Shareholder acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not disclose any such Confidential Information after the Closing Date to any person for any reason whatsoever, unless such information (a) is in the public domain through no wrongful act of the Shareholder, (b) has been rightfully received from a third party without restriction and without breach of this Agreement or (c) except as may be required by law.

          (d) The Shareholder acknowledges that the restrictions contained in this Section 8.7 are reasonable and necessary to protect the legitimate interests of the Buyer, and that any violation will result in irreparable injury to the Buyer.

          (e) The Shareholder agrees that the Buyer shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 8.7, which rights shall be cumulative and in addition to any other rights or remedies to which the Buyer may be entitled. In the event that any of the provisions of this Section
8.7 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

          (f) The covenants set forth in this Section 8 shall be in addition to and not in limitation of any similar covenants set forth in the Consulting Agreement between the Buyer or any of its Affiliates and the Shareholder.

     8.8  Required Consents.  The Company and the Shareholder shall use their
          -----------------
best efforts to take, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable to obtain the Required Consents.

     8.9  Release of Personal Guarantees.  The Buyer shall cause all obligations
          -------------------------------
of the Company which have been guaranteed by any shareholder of the Company to either be retired or use its best efforts to arrange to have such guarantees released (in the case of any debt which the Company is jointly liable with others, however, only to the Company's proportionate portion of such liability); provided, however, to the extent that the Company and the Buyer are unable to
- --------  -------
effectuate any such release, Buyer shall indemnify and holds harmless the Shareholder from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys' fees and disbursements incurred by them in connection therewith) that he may sustain, suffer or incur and that result from, arise out of or relate to such guarantees.

     8.10 Payment of Liabilities.  The Company shall at the Closing, fully
          ----------------------
satisfy or cause to have been satisfied all material third party Liabilities and obligations of the Company which are not also Assumed Liabilities.

     8.11 Options and Warrants.
          --------------------

          (a) At or after the Closing, the Buyer shall grant options (each of which shall be exercisable at a price per share equal to the Initial Public Offering price) under its 1996 Equity Compensation Plan exercisable for at least an aggregate of 90,000 shares of Buyer Common Stock. Such options shall be granted to certain employees of the Company (other than Messrs. Alcorn, Carroll, Edge and Virtue) and shall be subject to a three-year vesting period provided,
                                                                     --------
however, that an option exercisable for at least 11,500 shares of Buyer Common
- -------
Stock shall be granted to Mr. Wiles at the Closing and such option shall not be subject to any vesting period.

          (b) At the Closing, the Buyer shall grant warrants exercisable for an aggregate of 210,000 shares of Buyer Common Stock to Messrs. Alcorn, Carroll, Edge, Virtue and Wiles in such denominations set forth on Exhibit 8.11 hereto and pursuant to the terms of the warrant substantially in the form attached as
Exhibit 8.11A hereto.

     8.12 Maintenance of SOMAR Sub.  The Buyer shall cause the Purchased Assets
          ------------------------
to be held and operated solely by the SOMAR Sub except for such additions and deletions which shall occur in the ordinary course of business.

     8.13 Capital Expenditures.  After the Closing, the Buyer shall make
          --------------------
available to SOMAR Sub up to $14,000,000 for the purpose of meeting the capital expenditure requirements of the Business as set forth in SOMAR Sub's annual business plan, subject to periodic mutually agreeable revisions of which SOMAR Sub shall use its best efforts to provide at least 60 days advance notice to Buyer.

     8.14 Board of Directors.  At or prior to the consummation of the Initial
          ------------------
Public Offering, CRW shall cause Richard W. Virtue to be nominated to CRW Subsidiary's board of directors and will vote its shares of Buyer Common Stock to elect Mr. Virtue to such board at such time.

     8.15 Approval of Transactions.  Richard W. Virtue shall vote all of his
          ------------------------
shares of Company capital stock in favor of the Transactions and shall recommend the approval of the Transactions to each other shareholder of the Company.

     8.16 Employment, Consulting and Pledge Agreements.  The parties hereto
          --------------------------------------------
acknowledge that attached as Exhibit A hereto are the form of Employment Agreements for Messrs. Alcorn, Carroll, Edge and Wiles, attached hereto as Exhibit B hereto is the form of the Consulting Agreement and attached hereto as Exhibit C is the Pledge Agreement.

     8.17 CRW Market Research.
          -------------------

On or prior to the Closing, CRW shall wind down the operation of its Market
                                      =====================================
Research Division and use its best efforts to make available the employees of
=============================================================================
such division for employment with The Response Center Inc., an Initial Target.
==============================================================================

     8.18 Lock-Up Agreements.  In connection with the Initial Public Offering,
          ------------------
for good and valuable consideration, the Company and each shareholder of the Company who executes this Agreement (the "Company Shareholders") each hereby irrevocably agree that for a period of 360 days after the date of the effectiveness (the "Effective Date") of the Registration Statement, as the same may be amended, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (except as contemplated in Section 2.7 hereto), directly or indirectly, any shares of Buyer Common Stock or any securities convertible into or exercisable or exchangeable for shares of Buyer Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Buyer Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Buyer Common Stock or such other securities, in cash or otherwise without the prior written consent of J.P. Morgan Securities Inc. Neither the Company nor any Company Shareholder, without the prior written consent of J.P. Morgan Securities Inc., shall exercise any demand, mandatory, piggyback, optional or any other registration rights, if any such rights exist, for a period of 360 days from the Effective Date, except as contemplated in Section 20.3(a). The Company and each Company Shareholder agree that the foregoing shall be binding upon their transferees, successors, assigns, heirs, and personal representatives and shall benefit and be enforceable by the underwriters in the Initial Public Offering. In furtherance of the foregoing, the Buyer and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 8.18.

     8.19 Custody Agreements and Underwriting Representations.  In addition, in
          ---------------------------------------------------
connection with the exercise of the piggy-back registration rights set forth in
Section 20.3(a) of the Agreement, the Company shall enter into a customary custody and power of attorney agreement with the underwriters of the Initial Public Offering and provide such underwriters such representations, warranties and indemnifications as are customarily given to underwriters by selling stockholders, including representations in the underwriting agreement concerning ownership of the Shares to be sold in the Initial Public Offering and the accuracy of the information concerning the Company in its capacity as such presented in the Registration Statement.

     8.20 Repayment of Obligations. At or prior to the Closing, the Shareholder
          ------------------------
shall repay in full all obligations he has to the Company.

     8.21 Affiliate Transactions.  At or prior to the Closing, the Company shall
          ----------------------
cause all agreements, understandings and arrangements (collectively, "Affiliated Arrangements") that it has with affiliated parties, including, without limitation, The Development Group, Inc., Southern Alloy of America, Inc., SOMAR Telemarketing Incorporated, Engineered Machine Technologies, Inc. and any shareholder of the Company (collectively, the "Affiliates"), to be modified, amended or otherwise altered, as necessary, so that Somar Sub's continuing obligations under each Affiliated Arrangement will be no greater than they would otherwise be under an agreement with an unaffiliated third party providing the same or substantially similar services. In addition, at or prior to the Closing, the Company shall cause all amounts with respect to any and all periods preceding the Closing which are either owing to the Company from the Affiliates or owing from the Affiliates to the Company to be fully satisfied.

     8.22 Bonus Payment. The Buyer shall pay a bonus payment (the "Bonus Payment") in an amount, if any, equal to the lesser of (i) the product of 10% of the amount by which EBIT of the SOMAR Sub for its fiscal year ending December 31, 1997 exceeds $17,300,000, multiplied by five, and (ii) $5,000,000. The Bonus Payment, if any, shall be paid within 10 business days after the final determination of EBIT in accordance with Section 2.7 hereto, via the delivery of checks by the Buyer to those employees of SOMAR Sub (as directed by Mr. Alcorn) in an aggregate amount equal to the Bonus Payment.

9. Conduct of the Business Prior to the Closing.
   --------------------------------------------

     9.1  Operation in Ordinary Course.  Between the date of this Agreement and
          ----------------------------
the Closing Date, the Company shall conduct its Business in all material respects in the ordinary course and will use commercially reasonable efforts to maintain all current business relationships related to its Business.

     9.2  Business Organization.  Between the date of this Agreement and the
          ---------------------
Closing Date, the Company shall use commercially reasonable efforts, to preserve substantially intact its business organization and keep available the services of the present officers and employees of the Company.

     9.3  Corporate Organization.  Between the date of this Agreement and the
          ----------------------
Closing Date, the Company shall not amend its Charter Document or bylaws and shall not:

          (a) be party to any merger, consolidation or other business combination;

          (b) sell, lease, license or otherwise dispose of any of its material Assets relating to its Business (including, but not limited to rights with respect to its Intellectual Property), except in the ordinary course of business; or

          (c) organize any subsidiary or acquire any equity securities of any Person or any equity or ownership interest in any business.

     9.4  Business Restrictions.  Between the date of this Agreement (the
          ---------------------
Balance Sheet Date with respect to Section 9.4(a)) and the Closing Date, except as mutually agreed, the Company shall not:

          (a) declare, make or pay any dividends or other distributions other than dividends limited to such an amount equal to the product of (i) the net income of the Company between January 1, 1996 and the Closing Date multiplied by
(ii) the federal and state income tax rate applicable to the Company's shareholders;

          (b) borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money on the Purchased Assets;

          (c)  create any material Encumbrance on any of its material Assets;

          (d) except in the ordinary course of business, increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

          (e) create or materially modify any bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);

          (f) make any capital expenditure or acquire any property or assets (other than raw materials and supplies) involving the Business for a cost in excess of $50,000 in any one case or $100,000 in the aggregate;

          (g) enter into any agreement that materially restricts the Company from carrying on the Business;

          (h) cancel any material debts of others or waive any material claims or rights involving the Business; or

          (i) act or omit from taking any action which would cause any of the representations and warranties in Section 6 to be inaccurate.

     9.5  Duty of Shareholder.  The Shareholder shall cause the Company to take
          -------------------
or refrain from taking such actions set forth elsewhere in this Section 9.

10.  Survival of Representations; Indemnification.
     --------------------------------------------

     10.1 Survival of Representations, Etc.  The representations and warranties
          ---------------------------------
given by the Company, the Shareholder and the Buyer under this Agreement shall survive the Closing for a period ending thirty days after the delivery by Buyer's independent accounting firm of its opinion regarding Buyer's financial statements for the year ending December 31, 1997, except that all representations and warranties contained in Sections 6.13 and 6.15 shall survive the Closing for the period of the applicable statute of limitations plus any extensions or waivers thereof.

     10.2 Indemnification by the Shareholder and the Company.  The Shareholder
          --------------------------------------------------
and the Company, jointly and severally, hereby agree to indemnify and hold harmless the Buyer, and its successors and assigns, (each, an "Indemnified Buyer Party") from and against any and all Liabilities, claims, demands, judgments, settlement payments, losses, costs, damages and expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Buyer Party in connection therewith) (collectively, "Damages") that such Indemnified Buyer Party may sustain, suffer or incur that result from, arise out of or relate to (a) any Excluded Liability, (b) any breach of or any inaccuracy in any representation, warranty, covenant or agreement of the Company or the Shareholder contained in this Agreement, including any breach of the obligation to indemnify hereunder, or (c) any Liability or obligation of the Company or the Shareholder involving taxes due and payable by, or imposed with respect to the Company or the Shareholder for any taxable periods ending on or prior to the Closing Date which are open to examination by the Internal Revenue Service pursuant to any applicable statute of limitations under the Code (whether or not such taxes have been due and payable).

     10.3 Indemnification by the Buyer and CRW.  The Buyer and CRW, jointly and
          ------------------------------------
severally, hereby agree to indemnify and hold harmless the Company and each of the Company's shareholders, affiliates, officers, directors, employees, agents, successors and assigns (the

"Company's Indemnified Persons") from and against any Damages that any of the Company's Indemnified Persons may sustain, suffer or incur that result from, arise out of or relate to any breach of or inaccuracy in any representation, warranty, covenant or agreement of the Buyer contained in this Agreement, including any breach of the obligation to indemnify hereunder; provided,
                                                               --------
however, that the obligation of CRW to so indemnify and hold harmless the
- -------
Company and/or the Company's Indemnified Persons shall terminate as of the Closing without the need of any further action by any party hereto.

     10.4 Limitation on Liabilities.
          -------------------------

          (a) Notwithstanding anything in this Agreement to the contrary, an indemnifying party shall not have any liability to an indemnified party in respect of any claim for indemnification for the breach of any representation or warranty contained herein (i) unless a claim with respect thereto is delivered to the indemnifying party specifying the factual basis of the claim in reasonable detail to the extent then known by the indemnifying party prior to the termination of the survival period for such representation and warranty set forth in Section 10.1 hereof and (ii) until the damages to the indemnified party, after taking into account Section 10.4(a) hereof, exceed a cumulative aggregate total of $100,000, but then only to the full extent of such Damages.

          (b) In addition, the indemnification liability of the Company and the Shareholder under Section 10.2 of this Agreement shall be limited to an aggregate of $25,000,000 in the case of any claim or claims for breaches of representations and warranties of the Company or the Shareholder made herein or in any other Transaction Document.

     10.5 Procedure for Claims.
          --------------------

          (a) An Indemnified Buyer Party or the Company or any Company's Indemnified Person that desires to seek indemnification under any part of this
Section 10 (each, an "Indemnified Party") shall give notice (a "Claim Notice") to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor"). Such notice shall briefly explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Liquidated Claim Notice shall specify the amount of the claim. Each Indemnitor to which or whom a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 30 days (the "Response Period") after the later of (i) the date that the Claim Notice is given or (ii) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

          (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party hereunder, such Indemnitor shall pay to such Indemnified Party within 30 days after the last day of the applicable Response Period the amount to which such Indemnified Party shall be entitled. If there shall be a dispute as to the amount or manner of indemnification under this Section 10, the Indemnitor and the Indemnified Party shall seek to resolve such dispute through negotiations and, if such dispute is not resolved within twenty days, the Indemnified Party may pursue whatever legal remedies may be available for recovery of the Damages claimed from any Indemnitor. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to 10%.

     10.6 Third Party Claims.  An Indemnified Party that desires to seek
          ------------------
indemnification under any part of this Section 10 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Party, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld), that (a) fails to include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any such Action or (b) grants the claimant or plaintiff any injunctive relief against the Indemnified Party. Any failure to give prompt notice under this Section 10.6 shall not bar an Indemnified Party's right to claim indemnification under this Section 10, except to the extent that an Indemnitor shall have been harmed by such failure.

     10.7 Exceptions to Limitations.  Nothing herein shall be deemed to limit or
          -------------------------
restrict in any manner any rights or remedies which the Buyer has, or might have, at law, in equity or otherwise, against either Company or the Shareholder based on a willful misrepresentation or willful breach of warranty by either Company or the Shareholder hereunder.

     10.8 Effect of Investigation.  Any claim for indemnification shall not be
          -----------------------
invalid as a result of any investigation by or opportunity to investigate afforded to Buyer.

     10.9 Contingent Claims.  Nothing herein shall be deemed to prevent an
          -----------------
Indemnified Party from making a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made; provided, however, that any such potential or contingent claim or demand must mature into an actual claim or demand not later than three years after the Closing Date.

11.  Termination.
     -----------

     11.1 Grounds for Termination.  This Agreement may be terminated at any time
          -----------------------
prior to the Closing Date:

          (a)  by mutual written consent of the Buyer and the Company;

          (b) by Buyer within 45 days after the date hereof if its due diligence investigation and review of the Business, the Purchased Assets and the prospects and obligations of the Company has resulted in the disclosure or discovery of an event or matter which has resulted, or the Buyer has determined would reasonably be likely to result, in a Material Adverse Effect; provided,
                                                                    --------
however, that the Company shall have the right to contest Buyer's determination
- -------
that such event or matter has or would be reasonably likely to result in a Material Adverse Effect. If the parties are unable to resolve any such dispute regarding any such event or matter, the Company shall be entitled to submit such determination to binding arbitration pursuant to Section 19(c) hereof.

          (c) by the Company or by Buyer, if the Closing has not occurred by the Termination Date; provided, however, that the right to terminate this Agreement under this paragraph (b) of Section 11.1 shall not be available to any party that has breached any of its covenants, representations or warranties in this Agreement in any material respect (which breach has not been cured);

          (d) by the Company or the Buyer, if there shall be any Regulation that makes consummation of the Transactions illegal or otherwise prohibited or if any Court Order enjoining the Company or the Buyer from consummating the Transactions is entered and such Court Order shall become final and nonappealable;

          (e) by the Buyer, if the Company shall have breached any of its covenants hereunder in any material respect or if the representations and warranties of the Company contained in this Agreement or in any certificate or other writing delivered by the Company pursuant hereto shall not be true and correct in any material respect, except for such changes as are contemplated by this Agreement, and, in either event, if such breach is subject to cure, the Company has not cured such breach within 10 business days of the Buyer's notice of an intent to terminate;

          (f) by the Company, if the Buyer shall have breached any of its covenants hereunder or if the representations and warranties of the Buyer contained in this Agreement or in any certificate or other writing delivered by the Buyer pursuant hereto shall not be true and correct, except for such changes as are contemplated by this Agreement, and, in either event, if such breach is subject to cure, the Buyer has not cured such breach within 10 business days of the Company's notice of an intent to terminate; or

          (g) by the Company in the event that filing of the Registration Statement has not occurred by August 31, 1996, unless any delay in meeting such filing date resulted from failure or inability of the Company or the Shareholder to provide financial or other information necessary to enable such filing by such date.

     11.2  Effect of Termination.  If this Agreement is terminated pursuant to
           ---------------------
Section 11.1, any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

12.  Payment of Expenses.  Each party hereto shall pay their own expenses for
     -------------------
lawyers, accountants, consultants, investment bankers, brokers, finders and other advisors with respect to the Transactions; provided, however, that the
                                                 --------  -------
Buyer shall reimburse the Company for (i) the fees and expenses charged by Arthur Andersen LLP in connection with its audit of the Company's financial statements for the years ended December 31, 1993 and 1994 regardless of whether the Transactions are consummated, (ii) up to $50,000 of the Company's legal expenses if the Transactions are not consummated; (iii) the lesser of (A) one-half of the fee paid to Robinson Humphrey Company, Inc. or (B) $400,000 if the Transactions are consummated; (iv) an amount equal to fifty percent of all accounting fees (not payable pursuant to clause (i) above) which have been incurred by the Company in connection with the Transactions if the Transactions are consummated; and (v) an amount equal to fifty percent of all legal fees which have been incurred by the Company in connection with the Transactions if the Transactions are consummated. The payments to be made by Buyer pursuant to this Section 12 shall be made via wire transfer of immediately available funds or via certified check at the Closing or within 15 business days after the termination of this Agreement.

13.  Contents of Agreement.  This Agreement, together with the other Transaction
     ---------------------
Documents, sets forth the entire understanding of the parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

14.  Amendment, Parties in Interest, Assignment, Etc.  This Agreement may be
     ------------------------------------------------
amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

15.  Interpretation.  Unless the context of this Agreement clearly requires
     --------------
otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

16.  Remedies.  The remedies provided by Section 10 shall constitute the
     --------
exclusive remedies for the matters covered thereby. With respect to any matters not covered by such Section, any party shall be entitled to such rights and remedies as such party may have at law or in equity or otherwise for any breach of this Agreement, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by the remedies provided hereunder.

17.  Notices.  All notices that are required or permitted hereunder shall be in
     -------
writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto given in accordance with the foregoing notice procedures:

     If to the Buyer:

             443 S. Gulph Road
             King of Prussia, PA  19406
             FAX:  610-962-5109
             Attention:  J. Brian O'Neill, Chairman

     with a required copy to:

             Morgan, Lewis & Bockius LLP
             2000 One Logan Square
             Philadelphia, PA 19103
             FAX: 215-963-5299
             Attention: Stephen M. Goodman, Esquire

     If to the Company:

             SOMAR, Inc.
             118 South Main Street
             Salisbury, NC  28144
             FAX:  704-647-0154
             Attention:  Gregory M. Alcorn

     with a required copy to:

             Smith Helms Mulliss & Moore, L.L.P.
             227 North Tryon Street
             Charlotte, NC  28202
             FAX:  704-334-8467
             Attention:  Michael S. Marr, Esquire

18.  Governing Law.  This Agreement shall be construed and interpreted in
     -------------
accordance with the laws of the Commonwealth of Pennsylvania, without regard to its provisions concerning conflict of laws.

19.  Consent to Jurisdiction; Service of Process, etc.; Arbitration
     --------------------------------------------------------------

          (a) Each party hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding (collectively, "Suit") arising out of this Agreement may be brought and adjudicated in the United States District Court for the Eastern District of Pennsylvania or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of competent civil jurisdiction in Montgomery County, Pennsylvania, (ii) consents and submits to the non-exclusive jurisdiction of any such court for the purposes of any such Suit and (iii) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it or he is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper.

          (b) Each party hereto also irrevocably consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 17 or by any other method provided or permitted under applicable law. Each party hereto agrees that final judgment in any Suit (with all right of appeal having either expired or been waived or exhausted) shall be conclusive and that the Buyer shall be entitled to enforce such judgment in any other jurisdiction of the world by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

          (c) If the parties are unable to resolve any dispute under Section 11.1(b) hereto, such dispute shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. Discovery shall be allowed in accordance with the United States Federal Rules of Civil Procedure which are applicable in the United States District Courts, in the Eastern District of the Commonwealth of Pennsylvania. The arbitrators shall be required to apply the contractual provisions hereof in deciding whether such event or matter described in Section 11.1(b) would have a Material Adverse Effect and shall not have any authority, by reason of this Agreement or otherwise, to render a decision that is contrary to the mutual intent of the parties as set forth in this Agreement. The decision of the arbitrators shall be final and binding upon the parties and judgment upon such decision may be entered in any court of competent jurisdiction. Any arbitration conducted pursuant to this Section shall be held in Montgomery County, Pennsylvania before a panel of three arbitrators, one selected by each of the Company and the Buyer and the third selected by the other two arbitrators.

20.  Securities Law Matters.
     ----------------------

     20.1 Economic Risk; Sophistication.
          -----------------------------

          (a) The Company and each Company Shareholder represents and warrants that it or he has not relied on any purchaser representative, or on the Buyer or any other Company Shareholder, in connection with the acquisition of shares of Buyer Common Stock hereunder. The Company and each Company Shareholder (i) has such knowledge, sophistication and experience in business and financial matters that it or he is capable of evaluating the merits and risks of an investment in the shares of Buyer Common Stock, (ii) fully understands the nature, scope and duration of the limitations on transfer contained in this Agreement and (iii) can bear the economic risk of an investment in the shares of Buyer Common Stock and can afford a complete loss of such investment. The Company and each Company Shareholder have had an adequate opportunity to ask questions and receive answers from the officers of the Buyer concerning any and all matters relating to the transactions described herein including without limitation the background and experience of the officers and directors of the Buyer, the plans for the operations of the business of the Buyer, the business, operations and financial condition of the Buyer, and any plans for additional acquisitions and the like. The Company and the Company Shareholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

          (b) The Company and each Company Shareholder further represents, warrants, acknowledges and agrees that he or it (i) is acquiring the shares of Buyer Common Stock under this Agreement for its or his own account, as principal and not on behalf of other persons, and for investment and not with a view to the resale or distribution of all or any part of such shares and (ii) will not sell or otherwise transfer such shares unless, in the opinion of counsel who is satisfactory to the Company, the transfer can be made without violating the registration provisions of the 1933 Act, as amended, and the rules and regulations promulgated thereunder.

          (c) The Company and each Company Shareholder acknowledge that it or he has received the prospectus included in the draft of the Registration Statement delivered to it or him on or about May 21, 1996 and has had the opportunity to discuss with the Buyer any questions or comments it or he has with respect to the Buyer.

     20.2 Restriction on Resale.  The certificates evidencing the Buyer Common
          ---------------------
Stock to be received by the Company and the Company Shareholders hereunder will bear a legend substantially in the form set forth below and containing such other information as the Buyer may deem appropriate:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY
          STATE SECURITIES OR BLUE SKY LAWS.   SUCH SHARES HAVE BEEN ACQUIRED
          FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE 1933 ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

In addition, such certificates shall also bear such other legends as counsel for the Buyer reasonably determines are required under the applicable laws of any state.

     20.3 Piggyback Registration.
          ----------------------

          (a)  Right to Piggyback.
               ------------------

          (i) In connection with the Initial Public Offering, the Company will include in the Registration Statement (subject to the allocation provisions below) such number of the Company's Registrable Securities with an aggregate fair market value of $3,000,000 (based on the Initial Public Offering price). No other Person shall have the right to include any Registrable Securities in the Initial Public Offering pursuant to this Section 20.3(a).

          (ii) At any time after Buyer's initial public offering, whenever Buyer proposes to register any Buyer Common Stock under the Securities Act of 1933, as amended, and the registration form to be used may be used for the registration of Registrable Securities (such registration, together with the registration identified in Section 20.3(a)(i), a "Piggyback Registration"), the Buyer will give prompt written notice to all holders of Registrable Securities and will include in such Piggyback Registration, subject to the allocation provisions below, all Registrable Securities with respect to which the Buyer has received written requests for inclusion within 20 days after the Buyer's mailing of such notice.

          (b)  Piggyback Expenses.  In all Piggyback Registrations, the Buyer
               ------------------
will pay the Registration Expenses related to the Registrable Securities of the Selling Stockholders, but the Selling Stockholders will pay the Underwriting Commissions related to their Registrable Securities.

          (c)  Priority on Primary Registrations.  If a Piggyback Registration
               ---------------------------------
is an underwritten primary registration on behalf of the Buyer, and the managing underwriters advise the Buyer in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Buyer will allocate the securities to be included as follows: first, the securities the Buyer proposes to sell on its own behalf; and second, Registrable Securities requested to be included in such registration by the Selling Stockholders, pro rata on the basis of the respective Registrable Securities owned among the Selling Stockholders.

          (d)  Priority on Secondary Registrations.  If a Piggyback Registration
               -----------------------------------
is initiated as an underwritten secondary registration on behalf of holders of the Buyer's securities and the managing underwriters advise the Buyer in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Buyer will allocate the securities to be included on a pro rata basis, based on the number of Registrable Securities owned among the Selling Stockholders.

          (e)  Selection of Underwriters.  The selection of investment banker(s)
               -------------------------
and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made by the Buyer.

          (f)  Indemnification.  The Buyer shall indemnify, to the extent
               ---------------
permitted by law, each Selling Stockholder against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in any information furnished in writing to the Buyer by such Selling Stockholder expressly for use therein or by such Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Buyer has furnished such Selling Stockholder with a sufficient number of copies of the same.

          (g)  Information.  In connection with any registration statement in
               -----------
which a Selling Stockholder is participating, each such holder will furnish to the Buyer in writing such information as is reasonably requested by the Buyer for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Buyer, its directors and officers and each person who controls the Buyer (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by such holder specifically for use in preparing the registration statement.

21.  Demand Registration.
     -------------------

     21.1 Requests for Registration.  At any time after September 1, 1998 and
          -------------------------
prior to December 31, 2000, the holders (the "Requesting Holders") of at least fifty percent of the Contingent Shares, if any, may demand registration
(a "Demand Registration") under the 1933 Act of all or any portion of their Contingent Shares. Such registration shall be on Form S-3 unless the Buyer is unable pursuant to the rules and regulations of the Securities and Exchange Commission to use such form, in which case the registration shall be on such other available form reasonably acceptable to the Requesting Holders. In order to accomplish such demand, such holders shall send written notice of the demand to the Buyer, and such notice shall specify the number of Contingent Shares sought to be registered. The Buyer shall not be required to file and cause to become effective more than one registration statement at the demand of the holders of Contingent Shares pursuant to this Section 21; provided, however, that the Buyer shall only be required to proceed with a Demand Registration if the number of Contingent Shares that the Requesting Holders shall have elected to include in such Demand Registration has an aggregate fair market value in excess of $5 million. Notwithstanding anything to the contrary set forth herein, the Demand Registration rights provided for in this Agreement shall not be transferrable to any Person other than to Messrs. Alcorn, Carroll, Edge, Virtue and Wiles. The Demand Registration rights provided for in this Agreement shall not be transferrable by Messrs. Alcorn, Carroll, Edge, Virtue or Wiles to any other Person except in connection with any bona fide estate or family planning transaction and thereafter shall not be transferable by any such transferee.

     21.2 Procedure.  Within 10 days after receipt of such a demand, the Buyer
          ---------
shall give written notice of such requested registration to all other holders of Contingent Shares and shall include in such registration, subject to the allocation provisions below, all other Contingent Shares with respect to which the Buyer has received written requests for inclusion within 20 days after the Buyer's mailing of such notice, plus any securities of the Buyer that the Buyer chooses to include on its own behalf.

     21.3 Expenses.  In a Demand Registration, the Buyer will pay the
          --------
Registration Expenses, but the Underwriting Commissions will be shared by the Buyer and those holders of Contingent Shares whose Contingent Shares are included in the Demand Registration in proportion to any securities included on their behalf. In addition, the Buyer shall pay the reasonable fees and expenses of one counsel selected by the holders of the Contingent Shares.

     21.4 Priority on Demand Registrations.  If a Demand Registration is
          --------------------------------
underwritten and the managing underwriters advise the Buyer in writing that in their opinion the number of Contingent Shares requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to the then fair market value, the Buyer will include in such Demand Registration
(i) first, the Contingent Shares requested to be included in such Demand Registration, pro rata on the basis of the number of Contingent Shares owned,
(ii) second, any securities that the Buyer desires to include on its own behalf, and (iii) third, the Registrable Securities requested to be included in such Demand Registration upon the exercise of piggyback rights, pro rata on the basis of the number of Registrable Securities owned.

     21.5 Selection of Underwriters.  If any Demand Registration is
          -------------------------
underwritten, the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made by the Buyer.

     21.6 Restrictions on Demand Registrations.  The Buyer will not be obligated
          ------------------------------------
to effect any Demand Registration during any period of time during which the Buyer is in the process of preparing or has filed a registration statement to register any securities on its own behalf under the 1933 Act or within six months after the effective date of any such registration statement.

     21.7 Registration Procedures.  Whenever the holders of Contingent Shares
          -----------------------
have requested registration pursuant to this Section 21, the Buyer will, as expeditiously as possible:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Contingent Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheet thereto, the Buyer will furnish each Requesting Holder, with copies of all such documents proposed to be filed) as promptly as practical;

          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days;

          (c) furnish to each Requesting Holder such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Contingent Shares;

          (d) use its best efforts to register or qualify such Contingent Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter(s) may reasonably request;

          (e) notify each Requesting Holder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that the Buyer is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement, together with any associated term sheet, contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and, at the request of any such Requesting Holder, the Buyer will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Contingent Shares such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statement therein not misleading;

          (f) cause all such Contingent Shares to be listed or included on securities exchanges or trading systems on which similar securities issued by the Buyer are then listed or included;

          (g) enter into such customary agreements (including an underwriting agreement in customary form) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Contingent Shares;

          (h) obtain a "comfort" letter addressed to the Buyer from its independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters; and

          (i) make available for inspection by any Requesting Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Buyer or any underwriter, all financial and other records, pertinent corporate documents and properties of the Buyer, and cause the Buyer's officers, directors and employees to supply all information reasonably requested by the Requesting Holders or any such underwriter, attorney, accountant or agent in connection with such registration statement.

     21.8  Indemnification.
           ---------------

           (a) In connection with any Demand Registration, the Buyer shall indemnify, to the extent permitted by law, each Requesting Holder
(an "Indemnified Party") against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in any information furnished in writing to the Buyer by such Indemnified Party expressly for use therein or by any Indemnified Party's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Buyer has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Buyer will indemnify the underwriters, their officers and directors, and each person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of any Indemnified Party.

           (b) In connection with any Demand Registration, each Requesting Holder shall furnish to the Buyer in writing such information as is reasonably requested by the Buyer for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Buyer, its directors and officers and each person who controls the Buyer (within the meaning of the 1933
Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by such holder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of a Requesting Holder under this Section 21.8(b) shall be limited to an amount equal to the net proceeds actually received by such Holder from the sale of Contingent Shares covered by the registration statement.

           (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     21.9 Participation in Underwritten Registrations.  No Requesting Holder
          -------------------------------------------
may participate in any Demand Registration hereunder unless such holder
(a) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the Buyer, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

22.  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

23.  Definitions.
     -----------

     "1996 Contingent Payment" is defined in Section 2.7.

     "1997 Contingent Payment" is defined in Section 2.7.

     "Acquisition Base" is defined in Section 2.8.

     "Acquisition Stock Value" is defined in Section 2.7.

     "Acquisition Transactions" is defined in Section 2.8.

     "Additional Targets" is defined in Section 2.8.

     "Affiliates" means, with respect to a particular party, persons or entities controlling, controlled by or under common control with that party, as well as the officers, directors and majority-owned entities of that party and of its other Affiliates.

     "Agreement" means this Agreement and the exhibits hereto.

     "Assets" means all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible (including goodwill), wherever situated and whether or not reflected in the most recent Financial Statements, that are owned or possessed by the Company.

     "Audited Financial Statements" is defined in Section 6.5.

     "Assumed Liabilities" is defined in Section 2.3.

     "Balance Sheet Date" is defined in Section 6.5.

     "Benefit Plans" means all employee benefit plans of the Company within the meaning of Section 3(3) of ERISA and any related or separate Contracts, plans, trusts, programs, policies, arrangements, practices, customs and understandings, in each case whether formal or informal, that provide benefits so described in ERISA Sections 3(1) or 3(2) to any present or former employee of the Company, or present or former beneficiary, dependent or assignee of any such employee or former employee, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

     "Bonus Payment" is defined in Section 8.22.

     "Business" means the entire existing business and the operations, facilities and other Assets of the Company.

     "Buyer" is defined above in the preamble.

     "Buyer Common Stock" is defined in Section 2.7.

     "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

     "Closing" is defined in Section 3.1.

     "Closing Date" means the date of the Closing.

     "Closing Date Balance Sheet" is defined in Section 2.6.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" is defined the preamble.

     "Company Balance Sheet" is defined in Section 6.5.

     "Company's Indemnified Persons" is defined in Section 10.3.

     "Confidential Information" means any confidential information or trade secrets of the Business, including, without limitation, information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, know-how and other technical information, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships with dealers, distributors, wholesalers, customers, clients, suppliers and others who have business dealings with the Business.

     "Consulting Agreement" means the consulting agreement between the Buyer and Richard W. Virtue entered into as of the Closing Date.

     "Contingent Shares" is defined in Section 2.7(c).

     "Contract" means any written contract, agreement, lease, plan, instrument or other document or commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under applicable law.

     "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

     "Court Order" means any judgment, decree, injunction, order or ruling of any Federal, state, local or foreign court or governmental or regulatory body or arbitrator or authority that is binding on any Person or its property under applicable law.

     "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration.

     "Demand Registration" is defined in Section 21.1.

     "Disclosure Letter" is defined in Section 6.

     "EBIT" is defined in Section 2.7.

     "EBIT Statement" is defined in Section 2.7.

     "Employment Agreement" means the Employment Agreement between the Buyer or the Company and each of those Persons identified in Section 3.2(b)(v) entered into as of the Closing Date.

     "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability or voting, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest of the Business.

     "Environmental Condition" is defined in Section 6.15(b).

     "Environmental Law" is defined in Section 6.15(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" is defined in Section 2.2.

     "Excluded Liabilities" is defined in Section 2.4.

     "Financial Statements" is defined in Section 6.5.

     "First Round Acquisitions" means the initial round of acquisitions by the Buyer of other parties.

     "GAAP" means United States generally accepted accounting principles.

     "Hazardous Substances" means (i) any gasoline, fuel oil or any other petroleum products, explosives, alcohols or chemical solvents or polychlorinated biphenyls, (ii) any substance, waste, material or product defined as hazardous, radioactive, extremely hazardous or toxic under any Environmental Law, and (iii) asbestos, asbestos-containing substances or urea formaldehyde insulation.

     "Indemnified Buyer Party" is defined in Section 10.2.

     "Initial Public Offering" is defined in Section 2.8.

     "Initial Targets" is defined in Section 2.8.

     "Independent Accounting Firm" is defined in Section 2.6.

     "Interim Balance Sheet" is defined in Section 6.5.

     "Interim Balance Sheet Date" is defined in Section 6.5.

     "Intellectual Property" means any Copyrights, Patents, Trademarks, know-how, trade secrets (including, without limitation, all results of research and development), product formulae, franchises, inventions, rights-to-use and other industrial and intellectual property rights.

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated which relates to the Business.

     "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

     "Material Adverse Effect" means a material adverse effect on the Business, Assets, financial condition, results of operations, liquidity, products, competitive position, customers or customer relations of either Company.

     "Net Worth Deficiency" is defined in Section 2.6.

     "Non-Assignable Contracts" is defined in Section 2.5.

     "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent in nature and, where relevant, amount with past practices.

     "Patents" means all patents and patent applications.

     "Permit" means any governmental permit, license, registration, certificate of occupancy, approval and other authorization.

     "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

     "Personal Property Leases" is defined in Section 6.9.

     "Pledge Agreement" means the Pledge Agreement to be entered into by the Buyer and Mr. Virtue at the Closing.

     "Private Percentages" means the percentage of the outstanding Buyer Common Stock which will be owned by the Initial Targets (on an aggregate basis with respect to affiliated Initial Targets) after the consummation of the Acquisition Transactions but prior to the consummation of the Initial Public Offering and subject to the adjustments set forth in Section 2.8 hereto.

     "Purchase Price" is defined in Section 2.7.

     "Purchased Assets" is defined in Section 2.1.

     "Real Estate Leases" is defined in Section 6.7.

     "Real Property" is defined in Section 6.7.

     "Registrable Securities" means (i) the shares of Buyer Common Stock issued in Buyer's initial round of acquisitions and (ii) any securities issued or to be issued with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (A) effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, or (B) transferred pursuant to Rule 144 promulgated under such Act (or any similar provision then in force).

     "Registration Expenses" means all expenses incident to the Buyer's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or electronic quotation systems on which similar securities issued by the Buyer are then listed, and fees and disbursements of counsel for the Buyer and of all independent certified public accountants, underwriters (other than Underwriting Commissions) and other persons retained by the Buyer.

     "Registration Statement" means the Buyer's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission registering a sufficient number of shares of Buyer's capital stock which, based on the minimum estimated offering price of such shares (as set forth in the prospectus included in such Registration Statement), upon consummation of the offering described in the Registration Statement would yield net proceeds of at least $75,000,000, subject to downward proportionate adjustment if any Initial Target is not acquired by Buyer.

     "Requesting Holder" is defined in Section 21.1.

     "Regulation" means any statute, law, ordinance, regulation, order or rule of any Federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

     "Selling Stockholders" means registered holders of Registrable Securities who request inclusion of all or a portion of their shares of Registrable Securities in a Piggyback Registration pursuant to Section 20.

     "Shareholder" is defined in the preamble.

     "SOMAR Sub" is defined in Section 2.7.

     "Termination Date" is defined in Section 3.1.

     "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

     "Transaction Documents" means this Agreement and the Employment Agreements.

     "Transactions" means the purchase and sale of the Purchased Assets, the issuance of the Shares, and the consummation of the other transactions contemplated by the Transaction Documents.

     "Underwriting Commissions" means all underwriting discounts or commissions relating to the public sale of securities of the Buyer.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first written above.

                         TELESPECTRUM WORLDWIDE INC.


                         By: ---------------------------------------------
                             J. Brian O'Neill
                             Chairman


                         CRW FINANCIAL, INC.


                         By: ---------------------------------------------
                             J. Brian O'Neill
                             Chairman


                         SOMAR, INC.


                         By: --------------------------------------
                             Richard W. Virtue
                             Chairman


                         -----------------------------
                         Richard W. Virtue


Joinder:  The following persons join in this Agreement solely for the purposes
- --------
set forth in Sections 8.18 and 20 of this Agreement and for no other purpose.

                         -----------------------------
                         Christopher Virtue


                         -----------------------------
                         Gregory Alcorn


                         -----------------------------
                         William B. Edge


                         -----------------------------
                         James Carroll

                         -----------------------------
                         Kenneth Wiles